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                                                                      Exhibit n.


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated December 13, 2001, relating to the statement of assets and liabilities of PIMCO Corporate Income Fund as of December 12, 2001 and the related statement of operations for the one day then ended. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
December 17, 2001